Exhibit 99.1

Cohu Reports Fourth Quarter 2015 Operating Results

●	Q4 sales of $63.5 million

●	Q4 non-GAAP adjusted EPS of $0.09; GAAP income per share of $0.08

●	Received first customer order for new wafer level package prober

POWAY, Calif., February 11, 2016 -- Cohu, Inc. (NASDAQ:COHU) today reported fiscal 2015 fourth quarter net sales of $63.5 million and GAAP income of $2.3 million or $0.08 per share. Net sales for the twelve months ended 2015 were $269.7 million and GAAP income was $5.8 million or $0.22 per share. Income for the fourth quarter and year ended December 26, 2015 includes a $3.2 million, pretax gain on the sale-leaseback of the Company’s Poway headquarters. (1)

The Company also reported non-GAAP results, with fourth quarter 2015 income of $2.4 million or $0.09 per share and income of $15.7 million or $0.58 per share for the twelve months ended 2015. (1)

GAAP Results (1)

(in millions, except per share amounts)	Q4 FY 2015	Q3 FY 2015	Q4 FY 2014	12 Months 2015	12 Months 2014

Net sales	$63.5	$67.5	$90.6	$269.7	$316.6

Income	$2.3	$1.3	$5.3	$5.8	$14.8
Income per share	$0.08	$0.05	$0.20	$0.22	$0.57

Non-GAAP Results (1)

(in millions, except per share amounts)	Q4 FY 2015	Q3 FY 2015	Q4 FY 2014	12 Months 2015	12 Months 2014

Income	$2.4	$4.4	$8.6	$15.7	$28.3
Income per share	$0.09	$0.17	$0.33	$0.58	$1.09

(1)

On June 10, 2015 the Company announced the sale of its mobile microwave communication equipment business, Broadcast Microwave Services, Inc. (“BMS”) and, as a result, the operating results of BMS have been presented as discontinued operations and all prior period amounts have been reclassified accordingly. All amounts presented are from continuing operations.

Cash increased during the fourth quarter of 2015 and total cash and investments at the end of the year were $117.0 million.

Luis Müller, President and Chief Executive Officer of Cohu stated, “We delivered strong results in a challenging environment, and another sequential increase in orders in the fourth quarter that included the first customer order for our new wafer level package prober. Importantly, 2015 was the year we set the foundation for expansion into adjacent markets with a sole focus on the semiconductor industry.”

Müller concluded, “We started the new year with encouraging near-term customer forecasts. Our strategy for 2016 is centered on three pillars: expand share in mobility, automotive and solid state markets; implement our growth plans in test contacting and wafer level package test; and continue executing with a strict financial discipline that is delivering results in line with our model.”

Cohu expects first quarter 2016 sales to be approximately $64 million. Cohu's Board of Directors approved a quarterly cash dividend of $0.06 per share payable on April 15, 2016 to shareholders of record on March 1, 2016. Cohu has paid consecutive quarterly cash dividends since 1977.

Use of Non-GAAP Financial Information:

Included within this press release are non-GAAP financial measures that supplement the Company's Condensed Consolidated Statements of Income prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company's actual results prepared under GAAP to exclude charges and the related income tax effect for share-based compensation, the amortization of acquired intangible assets, manufacturing transition costs, employee severance costs, asset impairments and the gain generated by the sale-leaseback of a facility. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Income.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate Cohu’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Forward Looking Statements:

Certain matters discussed in this release, including statements regarding expectations of business, customer forecasts and market conditions, sales, revenues, our strategy for 2016 and operating results are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected or forecasted. Such risks and uncertainties include, but are not limited to, risks associated with acquisitions, inventory, goodwill and other asset write-downs; our ability to convert new products under development into production on a timely basis, support product development and meet customer delivery and acceptance requirements for next generation equipment; our reliance on third-party contract manufacturers; failure to obtain customer acceptance resulting in the inability to recognize revenue and accounts receivable collection problems; customer orders may be canceled or delayed; the concentration of our revenues from a limited number of customers; intense competition in the semiconductor test handler industry; our reliance on patents and intellectual property; compliance with U.S. export regulations; and the cyclical and unpredictable nature of capital expenditures by semiconductor manufacturers. These and other risks and uncertainties are discussed more fully in Cohu's filings with the Securities and Exchange Commission, including the most recently filed Form 10-K and Form 10-Q. The forward-looking statements included in this release speak only as of the date hereof, and Cohu does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances.

About Cohu:

Cohu is a leading supplier of semiconductor test and inspection handlers, micro-electro mechanical system (MEMS) test modules, test contactors and thermal sub-systems used by global semiconductor manufacturers and test subcontractors.

Cohu will be conducting their conference call on Thursday, February 11, 2016 at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time. The call will be webcast at www.cohu.com. Replays of the call can be accessed at www.cohu.com.

For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com. Contact: Jeffrey D. Jones - Investor Relations (858) 848-8106

COHU, INC.
CONSOLIDATED STATEMENT OF INCOME
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended (1)		Twelve Months Ended (1)
	December 26,	December 27,	December 26,	December 27,
	2015	2014	2015	2014

Net sales	$63,484	$90,587	$269,654	$316,629
Cost and expenses:
Cost of sales	43,087	61,860	180,616	210,657
Research and development	8,206	9,083	33,107	36,018
Selling, general and administrative	13,164	12,333	51,170	50,551
Gain on sale of facility (2)	(3,198)	-	(3,198)	-
	61,259	83,276	261,695	297,226
Income from operations	2,225	7,311	7,959	19,403
Interest and other, net	25	5	44	30
Income from continuing operations before taxes	2,250	7,316	8,003	19,433
Income tax provision (benefit)	(40)	2,041	2,211	4,653
Income from continuing operations	2,290	5,275	5,792	14,780

Discontinued operations:
Loss from discontinued operations before taxes (3)	(341)	(4,942)	(5,536)	(6,113)
Income tax provision (benefit)	-	(41)	6	(41)
Loss from discontinued operations	(341)	(4,901)	(5,542)	(6,072)
Net Income	$1,949	$374	$250	$8,708

Income per share:
Basic:
Income from continuing operations	$0.09	$0.21	$0.22	$0.58
Loss from discontinued operations	(0.02)	(0.20)	(0.21)	(0.24)
	$0.07	$0.01	$0.01	$0.34

Diluted:
Income from continuing operations	$0.08	$0.20	$0.22	$0.57
Loss from discontinued operations	(0.01)	(0.19)	(0.21)	(0.24)
	$0.07	$0.01	$0.01	$0.33

Weighted average shares used in computing income per share: (4)
Basic	26,241	25,646	26,057	25,393
Diluted	27,115	26,338	26,788	26,006

(1)

The three- and twelve-month periods ended December 26, 2015 and December 27, 2014 were comprised of 13 weeks and 52 weeks, respectively. On June 10, 2015 the Company announced the sale of its mobile microwave communications equipment business and, as a result, the operating results of BMS have been presented as discontinued operations and all prior period amounts have been reclassified accordingly.

(2)	The gain on sale of facility resulted from the sale-leaseback of the Company’s Poway headquarters completed on December 4, 2015.
(3)

Current year amounts include the loss generated by the sale of our mobile microwave communication equipment business totaling $0.3 million and $3.6 million for the three- and twelve-month periods ended December 26, 2015, respectively. The three- and twelve-month periods ended December 27, 2014 include gains on sale of our video camera business of $0.3 million and $4.4 million, respectively.

(4)

The Company has utilized the "control number" concept in the computation of diluted earnings per share to determine whether a potential common stock instrument is dilutive. The control number used is income from continuing operations. The control number concept requires that the same number of potentially dilutive securities applied in computing diluted earnings per share from continuing operations be applied to all other categories of income or loss, regardless of their anti-dilutive effect on such categories.

COHU, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands) (Unaudited)

	December 26,	December 27,
	2015(1)	2014(1) (2)
Assets:
Current assets:
Cash and investments	$117,022	$72,040
Accounts receivable	59,832	70,490
Inventories	51,348	49,200
Other current assets	6,261	8,363
Current assets of discontinued operations	-	10,318
Total current assets	234,463	210,411
Property, plant & equipment, net (3)	19,000	31,854
Goodwill	60,264	63,132
Intangible assets, net	25,297	33,087
Other assets	6,322	6,281
Total assets	$345,346	$344,765

Liabilities & Stockholders’ Equity:
Current liabilities:
Deferred profit	$3,730	$6,941
Other current liabilities	59,461	58,493
Current liabilities of discontinued operations	-	2,783
Total current liabilities	63,191	68,217
Other noncurrent liabilities	44,018	28,774
Noncurrent liabilities of discontinued operations	-	706
Stockholders’ equity	238,137	247,068
Total liabilities & stockholders’ equity	$345,346	$344,765

(1)

On June 10, 2015 the Company sold its mobile microwave communication equipment business and, as a result, the operating results of BMS have been presented as discontinued operations and all prior period amounts have been reclassified accordingly.

(2)	Certain prior year amounts have been reclassified to conform with current period presentation.
(3)	The decrease in property, plant and equipment resulted from the sale-leaseback of the Company’s Poway headquarters completed on December 4, 2015.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	December 26,	September 26,	December 27,
	2015	2015	2014

Income from operations - GAAP basis (a)	$2,225	$2,266	$7,311
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of goods sold	153	100	141
Research and development	251	256	494
Selling, general and administrative	1,270	1,281	1,120
	1,674	1,637	1,755
Amortization of intangible assets included in (c):
Cost of goods sold	1,310	1,364	1,445
Selling, general and administrative	454	384	398
	1,764	1,748	1,843
Manufacturing transition and severance costs included in (d):
Cost of goods sold	-	-	(15)
Selling, general and administrative	436	184	206
	436	184	191

Gain on sale of facility (e)	(3,198)	-	-
Income from operations - non-GAAP basis (f)	$2,901	$5,835	$11,100

Income from continuing operations - GAAP basis	$2,290	$1,335	$5,275
Non-GAAP adjustments (as scheduled above)	676	3,569	3,789
Tax effect of non-GAAP adjustments (g)	(569)	(466)	(493)
Income from continuing operations - non-GAAP basis	$2,397	$4,438	$8,571

GAAP income from continuing operations per share - diluted	$0.08	$0.05	$0.20

Non-GAAP income from continuing operations per share - diluted (h)	$0.09	$0.17	$0.33

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company's operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Manufacturing transition costs relate principally to employee severance expenses incurred as a result of moving certain manufacturing activities to Asia as part of our cost reduction efforts and employee severance are costs incurred in conjunction with the termination of certain employees to streamline our operations and reduce costs.  Management has excluded these costs primarily because they are not reflective of the ongoing operating results and they are not used to assess ongoing operational performance. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	3.5%, 3.4% and 8.1% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate manufacturing transition and employee severance costs.
(e)	To eliminate the gain recognized on the sale-leaseback of the Company’s Poway facility.
(f)	4.6%, 8.6% and 12.3% of net sales, respectively.
(g)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(h)	All periods presented were computed using number of GAAP diluted shares outstanding for each period.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Twelve Months Ended
	December 26,	December 27,
	2015	2014

Income from operations - GAAP basis (a)	$7,959	$19,403

Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of goods sold	566	491
Research and development	1,092	1,858
Selling, general and administrative	5,097	4,039
	6,755	6,388
Amortization of intangible assets included in (c):
Cost of goods sold	5,420	6,121
Selling, general and administrative	1,612	1,681
	7,032	7,802

Manufacturing transition and severance costs included in (d):
Cost of goods sold	-	(15)
Research and development	-	20
Selling, general and administrative	970	1,396
	970	1,401

Asset impairment included in selling, general and administrative (e)	273	-

Gain on sale of facility (f)	(3,198)	-
Income from operations - non-GAAP basis (g)	$19,791	$34,994

Income from continuing operations - GAAP basis	$5,792	$14,780
Non-GAAP adjustments (as scheduled above)	11,832	15,591
Tax effect of non-GAAP adjustments (h)	(1,961)	(2,072)
Income from continuing operations - non-GAAP basis	$15,663	$28,299

GAAP income per share - diluted	$0.22	$0.57

Non-GAAP income per share - diluted (i)	$0.58	$1.09

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company's operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Manufacturing transition costs relate principally to employee severance expenses incurred as a result of moving certain manufacturing activities to Asia as part of our cost reduction efforts and employee severance are costs incurred in conjunction with the termination of certain employees to streamline our operations and reduce costs. Management has excluded these costs primarily because they are not reflective of the ongoing operating results and they are not used to assess ongoing operational performance. Impairments are incurred when specific assets or a reporting unit’s carrying value exceeds its fair value. Management has excluded this item because it is not reflective of the ongoing operating results and because of the infrequent and non-cash nature of this activity. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	3.0% and 6.1% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate manufacturing transition and employee severance costs.
(e)	To eliminate the asset impairment charge recorded in the first quarter of 2015.
(f)	To eliminate the gain recognized on the sale-leaseback of the Company’s Poway facility.
(g)	7.3% and 11.1% of net sales, respectively.
(h)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(i)	All periods presented were computed using number of GAAP diluted shares outstanding for each period.